Zion Oil & Gas

Friday, July 29, 2011

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During the past weeks, we have been heartened to receive messages of support and encouragement from stockholders who were participating in our rights offering.

Here is an example of a message sent to Zion's Founder and Chairman, John Brown. (To maintain anonymity, some detail has been removed.):

"Well, I decided to pull the trigger on the full amount allowed for the ZN Rights Offering today. Wrote a note to ZN in Dallas to let them know. Also tried to encourage them a bit in the note. We arrived in Florida and went to our church here. Our Pastor spoke on how to honor God and one point was that to honor Israel is to honor God. Hopefully, that is what we are trying to do with ZN, bring hope and survival resources to a land where these are sorely needed and can help provide security to the Israeli people."

It is very moving and humbling to read such beautiful messages of support.

Just as powerful was the support shown by many stockholders in our rights offering. By the originally scheduled termination date (July 25, 2011), we received subscriptions in excess of US$ 18 million.

In Jewish tradition, letters in the Hebrew alphabet correspond to numbers. (The first two letters of the Hebrew alphabet are 'Aleph' and 'Bet' - hence the English word 'alphabet'). The Hebrew word "CHAI" (meaning "LIFE" in English) corresponds to the number "18". The $18 million brings continued LIFE to our work in Israel.

Even before we finalized the preliminary outcome of the rights offering, we were aware of further substantial subscriptions, but as we had not yet received confirmation from the brokers that the subscription payments had cleared through the banking system, we were unable to include those subscriptions in our initial announcement.

Yesterday, we received final confirmation so, today, we issued a press release containing details of the final outcome of the rights offering, which were, as follows:

In total, subscriptions for approximately 4.9 million units, for gross proceeds of approximately US$24.5 million, were received (including over-subscriptions). All shareholders that requested over-subscription shares will be awarded their full over-subscription request.

As you can read in the press release, I commented that, “I am very pleased with the final outcome of our stock rights offering. We received subscriptions for almost 80% of the offered rights and now have the financial resources to significantly further our exploration and multi-well drilling program in Israel."

If you wish to review the press release, please click here.

In my news update on July 1, 2011, I noted that, based on the interpretation of the logging data that we obtained, there was little chance that the Ma'anit-Joseph #3 (MJ-3) well contained hydrocarbons in commercial quantities. However, as we recorded significant natural gas shows during drilling, we determined that it was in Zion's best interest to test the well.

This past week, Schlumberger, one of the world’s leading oilfield services provider, performed an open-hole drill stem test and the test results confirmed that the MJ-3 well does not contain hydrocarbons in commercial quantities. Our geologists continue to analyze information gained during the 11 months of MJ-3 well operations — one of the deepest onshore wells ever drilled in Israel.  They continue to reexamine their understanding of the geology of our license areas and we believe this reexamination should increase the probability of success in drilling future wells. No decision has yet been made with regard to the future utility and possible use of the MJ-3 well.

As I have previously mentioned, we are one of the first companies to have drilled this deep in Israel. We are truly drilling in uncharted territory and while we are assisted by modern geophysical data (seismic, gravity, magnetic) and other non-drilling exploratory options available to us, actual deep drilling is the best way to understand the geology of our license area and the possibilities for hydrocarbon discovery. As noted below, the drilling, logging and testing of the MJ-3 well has definitely furthered our understanding of the areas under exploration.

With regard to our future work, here are some of the areas on which we continue to work:

(i) The Joseph License - (on approximately 83,000 acres)

The drilling, logging and testing of the MJ-3 well gave us much information that is still being reviewed and analyzed. In light of the information gained, our geologists are refining their understanding of the overall geology and stratigraphy of our areas under exploration and of Northern Israel. There is at least one large nearby geologic structure that is being considered for key features that are normally associated with hydrocarbons. If we ultimately determine that we have to drill 'deeper', we want to ensure that the next drilling rig we use has the capacity to reach the deepest possible geologic target, rather than the previous rig that could only drill up to approximately 20,000 feet. This will provide more flexibility in our drilling program. We are also examining the possibility that there are continuous hydrocarbon-bearing strata that extend into our Joseph License from a currently hydrocarbon-producing region to the south of this license. Clearly, we still have much geological and geophysical work to carry out, but our drilling and testing, to date, have furthered our understanding of our petroleum exploration areas.

(ii) The Asher-Menashe License - (on approximately 79,000 acres)

In July, Israel’s Petroleum Commissioner granted Zion a one-year extension of this license, in keeping with normal extension procedure. With information gained from drilling our recently finished MJ-3 well, our geologists will continue to examine the geology, stratigraphy, and hydrocarbon potential of this area to help determine our proposed future work schedule on this license area.

(iii) The Jordan Valley License - (on approximately 56,000 acres)

This past week, Zion's Victor Carrillo, Dr. Eliezer Kashai and Aaron Kahn, along with Viking International's seismic data acquisition specialist, Robert Dunn, were in the field, scouting the surface geology and discussing our upcoming proposed seismic acquisition. We plan to design seismic acquisition and processing parameters to enhance the likelihood of obtaining better quality deep seismic data, onshore Israel, to enable us to “see” better into the subsurface and thus minimize future drilling risk. Subsequently, Victor Carrillo and Robert Dunn met with Dr. Uri Frieslander, General Manager of the Geophysical Institute of Israel, to discuss Zion’s future seismic acquisition plans. We were awarded the Jordan Valley License in April 2011 and we plan to drill a well within the license area by April 2013, at the latest.

(iv) Zion Drilling

As previously noted, we have been pursuing the idea of establishing Zion Drilling to ensure that Zion has control of a suitable drilling rig with the ability to drill deep onshore wells in Israel. We are looking for our next rig to have the ability to drill to a depth of up to 25,000 feet. We have now received two draft Memorandums of Understanding from interested companies. Whoever we decide to proceed with, we plan to insist that Zion Oil & Gas has majority control of its subsidiary, to be named Zion Drilling.

We plan to implement a multi-well program in Israel and have a number of opportunities that we wish to pursue, at the appropriate time.

(v) Future possibilities

We have three applications for new exploration areas pending before the Israeli Petroleum Commissioner’s Office: the Asher-Joseph Permit, the Zebulun Permit and the Dead Sea License.

I remain optimistic about the possibility of recovering hydrocarbons on our license and permit areas, onshore Israel, especially due to the U.S. Geological Survey (USGS) report, published in April 2010, containing their assessment that there may be 1.7 billion barrels of recoverable oil and 122 trillion cubic feet of recoverable gas in the Levant Basin, as all of Zion’s exploration rights fall within the area of the Levant Basin.

You can review the USGS Survey report if you click here.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel.

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, the formation of a drilling subsidiary and the negotiation and execution of agreements related thereto, the ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information:

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More information about Zion is available at www.zionoil.com or by contacting Mike Williams (dallas@zionoil.com)at:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300,
Dallas, TX 75231.
Tel: 1-214-221-4610 or 1-888-891-9466